EXHIBIT 7.2



          REGISTRATION RIGHTS AGREEMENT dated as of December 12, 1997, between AMERICAN REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation (the "Company"), and the persons listed on the signature pages hereto (each an "Initial Holder" and collectively, the "Initial Holders").

          WHEREAS, in connection with the Master Investment Agreement, dated as of August 20, 1997 (the "Master Agreement"), among the Company and the parties listed on the signature pages thereto, each Initial Holder will receive shares of Common Stock (as defined below); and

          WHEREAS, in order to induce the Initial Holders to enter into the First Amendment to the Master Agreement dated December [12], 1997, the Company has agreed to provide each Initial Holder with the registration rights set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

          Section 1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Master Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

          "Closing  Date"  has  the  meaning  given  to  it  in  the Master
Agreement.

          "Common Stock" means the common stock, par value $.001, of the Company.

          "Counsel to the Holders" means the single law firm from time to time representing the Holders, as appointed by the Holders of a majority in number of the Registrable Securities, which law firm shall be reasonably acceptable to the Company.

          "Effective Period" means, with respect to any Holder, a period commencing on the date of this Agreement and ending on the earlier of (i) the first date as of which all Registrable Securities cease to be Registrable Securities and (ii) the date on which such Holder may sell
Registrable  Securities  in  accordance  with   Rule  145(d)(3)  under  the
Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holder" means a person who owns Registrable Securities and is either (i) named on the signature pages hereof as an Initial Holder, or
(ii) a person who has agreed to be bound by the terms of this Agreement as if such person were a Holder and is (A) a person to whom a Holder has

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transferred Registrable Securities pursuant to an applicable exemption from registration under the Securities Act, the executor of the estate of such Holder or any of such Holder's heirs, devisees, legatees or assigns, or (C) upon the disability of any Holder, any guardian or conservator of such Holder.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Person"  means  any  individual, corporation, partnership, joint
venture,   association,   joint-stock    company,   trust,   unincorporated
organization or government or any agency or political subdivision thereof.

          "Prospectus" means the prospectus included in any Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Shelf Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Registrable Securities" means the shares of Common Stock to be issued on the Closing Date in connection with the Master Agreement and the transactions described therein, unless (i) they have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Shelf Registration Statement, (ii) such securities can be freely sold and transferred without restriction under Rule 144(k) or Rule 145 or any other similar restrictions under the Securities Act, (iii) such securities have been transferred pursuant to Rule 144 under the Securities Act or any successor rule such that, after any such transfer referred to in this clause (iii), such securities may be freely transferred without restriction under the Securities Act or (iv) such securities have ceased to be outstanding.

          "Registration Expenses" means any and all reasonable expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC, NASD and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws, (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or automated quotation system pursuant to Section 3(h), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration and
(vii) the reasonable fees and expenses of Counsel to the Holders.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shelf Registration" means a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).

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          "Shelf Registration  Statement"  means  any Shelf Registration of the Company referred to in Section 2, including any  Prospectus, amendments
and   supplements   to   any   such   registration   statement,   including
post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

          Section 2. SHELF REGISTRATION UNDER THE SECURITIES ACT.

               Within 22 months  following  the  Closing  Date, the Company shall cause to be filed a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities in accordance with the terms hereof and will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable, but in any event no later than the second anniversary of the Closing Date. The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until such time as there are no Registrable Securities outstanding and further agrees to supplement or amend the Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for Shelf Registration.

          Section 3. REGISTRATION PROCEDURES. In connection with the obligations of the Company with respect to the Shelf Registration Statement pursuant to Section 2 hereof, the Company shall:

               (a) prepare and file with the SEC a Shelf Registration Statement with respect to the Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof (including distributions under Rule 415 under the Securities Act), and use commercially reasonable efforts to cause such Shelf Registration Statement to become and remain effective;

               (b) prepare and file with the SEC amendments and post-effective amendments to such Shelf Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder necessary to keep such Shelf Registration Statement continuously effective as provided in Section 2, and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement until such time as all Registrable Securities covered by such Shelf Registration Statement have ceased to be Registrable Securities;

               (c) furnish to each Holder of such Registrable Securities such number of copies of such Shelf Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), any Prospectus (including each preliminary prospectus) or Prospectus supplement and such other documents as such Holder may

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reasonably  request  in  order   to   facilitate  the  disposition  of  the
Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in the last paragraph of this Section 3) of the Prospectus (including each preliminary prospectus) or any amendment or supplement thereto in connection with such disposition);

               (d) use commercially reasonable efforts to register or qualify such Registrable Securities covered by such Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 3(d), it would not be obligated to be so qualified, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

               (e) notify each Holder of any such Registrable Securities covered by such Shelf Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the Prospectus included in such Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and prepare and furnish to such Holder a reasonable number of copies of an amendment to such Shelf Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (f) notify each Holder of Registrable Securities covered by such Shelf Registration Statement at any time,

                    (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective;

                    (2) of any request by the SEC for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information;

                    (3) of the issuance by the SEC of any stop order of which the Company or its counsel is aware or should be aware suspending the effectiveness of the Shelf Registration Statement or any order preventing the use of a related Prospectus, or the initiation or any threats of any proceedings for such purposes; and

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                    (4)  of  the  receipt  by  the  Company  of any written
notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or any threats of any proceeding for that purpose;

               (g) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to the Holders an earnings statement which shall satisfy the provisions of
Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this paragraph if it has complied with Rule 158 under the Securities Act;

               (h) use commercially reasonable efforts to cause all such Registrable Securities to be listed on any securities exchange or automated quotation system on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or automated quotation system, and to provide a transfer agent and registrar for such Registrable Securities covered by such Shelf Registration Statement no later than the effective date of such Shelf Registration Statement;

               (i) cooperate with the Holders of Registrable Securities covered by such Shelf Registration Statement to facilitate, to the extent commercially reasonable under the circumstances, the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Shelf Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders may request;

               (j)  provide any  Holder  of Registrable Securities included in such Shelf Registration Statement and any attorney, accountant or other agent retained by any such Holder (collectively, the "Inspectors") with reasonable access to appropriate officers of the Company and the Company's subsidiaries to ask questions and to obtain information reasonably requested by any such Inspector and make available for inspection all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company but in any event permitting disclosure by an Inspector if (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Shelf Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors. Each Holder of Registrable Securities agrees that it will, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records; and

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               (k)  in the event of the issuance of any stop order of which the Company or its counsel  is  aware  or  should  be  aware suspending the
effectiveness  of  the  Shelf  Registration  Statement  or  of   any  order
suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Shelf Registration Statement for sale in any jurisdiction, the Company will use commercially reasonable efforts promptly to obtain its withdrawal.

          The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Shelf Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(e), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          Section 4. REGISTRATION EXPENSES. The Company will pay all Registration Expenses in connection with all registrations of Registrable Securities pursuant to Section 2 upon the written request of any of the Holders, and each Holder shall pay (x) any fees or disbursements of counsel to such Holder (other than Counsel to the Holders, if any) and (y) all commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          Section 5. REPORTS UNDER THE EXCHANGE ACT. The Company agrees to:

               (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

               (b) furnish to any Holder, during the Effective Period, upon request (A) a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 under the Securities Act and the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

          Section 6. RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES. Each Holder agrees with the Company that:

               (a) If the Board of Directors of the Company determines in its good faith judgment that the filing of the Shelf Registration Statement under Section 2 hereof or the use of any Prospectus would materially impede, delay or interfere with any pending material financing, acquisition

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or  corporate  reorganization  or  other   material  corporate  development
involving the Company or any of its subsidiaries, or require the disclosure of important information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement (including any action contemplated by Section 3 hereof) will be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 6(a) is no longer necessary, but no such period shall extend for longer than 90 days.

               (b) In the case of the registration of any underwritten equity offering proposed by the Company (other than any registration by the Company of (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (ii) a dividend reinvestment plan), each Holder agrees, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of Registrable Securities (or any option or right to acquire Registrable Securities) during the period commencing on the 7th day prior to the expected effective date (which date shall be stated in such notice) of the registration statement covering such underwritten primary equity offering and ending on the date specified by such managing underwriter in such written request to such Holder, which date shall not be later than 90 days after such expected date of effectiveness.

               (c) In the event that any Holder uses a Prospectus in connection with the offering and sale of Registrable Securities covered by such Prospectus, such Holder will use only the latest version of such Prospectus provided to it by the Company.

          Section 7. INDEMNIFICATION; CONTRIBUTION.

               (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, agents, trustees, stockholders and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, disbursements and expenses) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any violation by the Company (or its officers, directors or controlling persons) of any Federal or state law, rule or regulation applicable to the Company and relating to any action required or inaction by the Company (or such other person) in connection with any Shelf Registration Statement, (ii) any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity

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with  information  with  respect  to  such indemnified party  furnished  in writing to the Company by such indemnified party or its counsel expressly for use therein. Notwithstanding the foregoing provisions of this Section 7(a), the Company will not be liable to any Holder of Registrable
Securities (or any officer, director, agent, trustee, stockholder or controlling person thereof) or any other Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), under the indemnity agreement in this Section 7(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Holder's or other Person's failure to send or deliver a copy of the final Prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus and the Company has previously furnished copies thereof to such Holder or other Person in accordance with this Agreement.

               (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with the Shelf Registration Statement, each Holder will furnish to the Company in writing such information, including the name, address and the amount of Registrable Securities held by such Holder, as the Company reasonably requests for use in such Shelf Registration Statement or the related preliminary or final Prospectus and agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7(a)) the Company, all other Holders and any of their respective affiliates, directors, officers, agents, trustees, stockholders and controlling Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, damages, liabilities and expenses resulting from (i) any violation by such Holder (or its officers, directors, agents, trustees, stockholders or controlling persons) of any Federal or state law, rule or regulation relating to action required of or inaction by such Holder (or other Person) in connection with its offer and sale of Registrable Securities and (ii) any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, such Shelf Registration Statement or preliminary or final Prospectus or any amendment or supplement to any of them or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for inclusion therein.

               (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 7 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying

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party),  and  after  notice from the indemnifying party to such indemnified party of its election  so  to  assume the defense thereof, the indemnifying
party  shall  not  be  liable  to  such   indemnified   party  under  these
indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist, based on the written opinion of counsel, between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the written consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent the same is covered by the indemnity obligation set forth in this Section 7. No indemnified party shall consent to entry of any judgment or enter into any settlement without the written consent of each indemnifying party.

               (d) CONTRIBUTION. If the indemnification from the indemnifying party provided for in this Section 7 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 7(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

                    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation
(within the meaning of Section 7(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder's obligation to contribute is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering, and not joint.

                    If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 7(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 7(d).

               (e) In no event shall any Holder of Registrable Securities be liable or required to pay any amount under this Section 7 or otherwise in respect of any untrue or alleged untrue statement or omission or alleged omission for amounts in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission.

               (f) The provisions of this Section 7 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

          Section 8. MISCELLANEOUS.

               (a) REMEDIES. Each Holder of Registrable Securities in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

               (b) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding, and, in any case, of each Holder whose rights would be materially adversely affected by such amendment, modification, supplement, waiver or consent, as the case may be.

               (c) NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                    (i) if to a Holder of Registrable Securities, at the address of such Holder below such Holder's name on the signature pages hereof or, if not a party hereto on the date hereof, such other address as such Holder may designate to the Company in writing; and

                    (ii) if to the Company to:

                         American Real Estate Investment Corporation
                         Plymouth Meeting Executive Campus
                         620 W. Germantown Pike
                         Plymouth Meeting, PA 19462
                         Phone: (610) 834-7950
                         Facsimile: (610) 834-9560

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

               (d) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors, and administrators of the parties hereto; provided, however, that (i) any Holder shall have agreed in writing to become a Holder under this Agreement and to be bound by the terms and conditions hereof and (ii) subject to clause (i), this Agreement and the provisions of this Agreement that are for the benefit of the Holders shall not be assignable by any Holder to any Person that is not so permitted to be a Holder, and any such purported assignment shall be null and void.

               (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               (f) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby and that all remaining provisions contained herein shall not be in any way impaired thereby.

               (i) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                         AMERICAN REAL ESTATE INVESTMENT
                          CORPORATION


                         By:/S/ EVAN ZUCKER
                            _______________________________________________
                              Evan Zucker
                              President


                         HUDSON BAY PARTNERS II, L.P.

                         By:  Hudson Bay Partners, Inc.,
                              its General Partner



                         By:/S/ DAVID LESSER
                            ______________________________________________
                              David Lesser
                              President
                         237 Park Avenue, Suite 900
                         New York, NY 10017


                         FRANCIS V. MCBRIDE
                         REVOCABLE TRUST, UID 4/22/96



                         By:/S/ ANTOINETTE R. McBRIDE
                            _______________________________________________
                              Antoinette R. McBride
                              Trustee
                         12512 Marsh Creek Drive
                         Ponte Vedra, FL 32082



                         /S/ JOAN H. McBRIDE
                         _________________________________________________
                         JOAN H. MCBRIDE
                         440 Weymouth Drive
                         Wyckoff, NJ 07481

                         /S/ MARY V. DEKORTE
                         _______________________________________________
                         MARY V. DEKORTE
                         736 Tegawitha Way
                         Franklin Lakes, NJ 07417



                         /S/ TIMOTHY B. McBRIDE
                         _______________________________________________
                         TIMOTHY B. MCBRIDE
                         4939 Quebec Street, N.W.
                         Washington, D.C. 20016



                         /S/ KATHRYN M. KRUCKEL
	 		 _______________________________________________
                         KATHRYN M. KRUCKEL
                         950 Franklin Lakes Road
                         Franklin Lakes, NJ 07417



                         /S/ MOIRA McBRIDE MURPHY
                         _______________________________________________
                         MOIRA MCBRIDE MURPHY
                         328 Longbow Drive
                         Franklin Lakes, NJ 07417



			 /S/ J. NEVINS McBRIDE, JR.
                         _______________________________________________
                         J. NEVINS MCBRIDE, JR.
                         1635 El Paso Real
                         La Jolla, CA 92037



                         /S/ W. PETER McBRIDE
                         _______________________________________________
                         W. PETER MCBRIDE
                         710 Franklin Lakes Road
                         Franklin Lakes, NJ 07417



                         /S/ DAVID F. McBRIDE
                         _______________________________________________
                         DAVID F. MCBRIDE
                         1000 Scioto Drive
                         Franklin Lakes, NJ 07417

                         /S/ TERENCE A. McBRIDE
                         _______________________________________________
                         TERENCE A. MCBRIDE
                         954 Colonial Road
                         Franklin Lakes, NJ 07417



                         /S/ SHEILA JAMES
                         _______________________________________________
                         SHEILA JAMES
                         260 Upper Gulph Road
                         Radnor, PA 19087



                         /S/ MICHAEL X. McBRIDE
                         _______________________________________________
                         MICHAEL X. MCBRIDE
                         18 North Murray Avenue
                         Ridgewood, NJ 07450



                         /S/ MARK J. McBRIDE
                         _______________________________________________
                         MARK J. MCBRIDE
                         2 Wyndhurst Drive
                         Madison, NJ 07923


                         URBAN HOLDINGS, L.L.C.


                         By:/S/ DAVID F. McBRIDE
                            ____________________________________________
                              Name:
                              Title:
                         c/o McBride Enterprises, Inc.
                         808 High Mountain Road
                         Franklin Lakes, NJ 07417

                         MARGARET MARY MCBRIDE
                         REVOCABLE TRUST A, UID 3/10/88



                         By:/S/ TIMOTHY B. McBRIDE
                            ____________________________________________
                              Timothy B. McBride
                              Trustee
                         4939 Quebec Street, N.W.
                         Washington, D.C. 20016



                         JOHN NEVINS MCBRIDE
                         ARTICLE THIRD, TESTAMENTARY TRUST "B",
                         UWD 3/26/93



                         By:/S/ DAVID F. McBRIDE
                            ____________________________________________
                              David F. McBride
                              Trustee
                         1000 Scioto Drive
                         Franklin Lakes, NJ 07417



                         /S/ MARY K. McBRIDE
                         _______________________________________________
                         MARY K. MCBRIDE
                         349 Algonquin Road
                         Franklin Lakes, NJ 07417



                         /S/ JOSEPH A. McBRIDE
                         _______________________________________________
                         JOSEPH A. MCBRIDE
                         999 Cherokee Lane
                         Franklin Lakes, NJ 07417

                         /S/ ROBERT BRANSON
                         _______________________________________________
                         ROBERT BRANSON
                         5013 Scarsdale Road
                         Bethesda, MD 20816


                         THE BRANSON FAMILY LLC



                         By:/S/ ROBERT BRANSON
                            ____________________________________________
                              Robert Branson
                              Managing Member
                              5013 Scarsdale Road
                              Bethesda, MD 20816


                         CRA REAL ESTATE SECURITIES, L.P.

                         By:  CRA Real Estate Securities, Inc.,
                              its general partner



                         By:/S/ T. RITSON FERGUSON
                            ____________________________________________
                              T. Ritson Ferguson
                              President
                         259 Radnor-Chester Road, Suite 205
                         Radnor, PA 19087